Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 25, 2025, with respect to the consolidated financial statements of Webull Corporation, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
August 27, 2025